UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 11, 2010

(Date of earliest event reported)

Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2010, Corning Natural Gas Corporation (the "Company") entered into a new gas transportation agreement with Fortuna Energy Inc. ("Fortuna"). Under the terms of the new agreement, entitled Negotiated 311 Transportation Service Agreement by and between Corning Natural Gas Corporation and Fortuna Energy Inc. (the "311 Transportation Agreement"), dated January 11, 2010, and subject to various conditions, the Company has agreed to transport up to 60,000 Dth/day of Fortuna's gas across the Company's system and into Dominion Transmission Inc.'s pipeline. Under the 311 Transportation Agreement, Fortuna will pay the Company a volumetric transportation fee with minimum monthly payments during the first five years.

The 311 Transportation Agreement, which is for a term of fifteen years, subject to extension and early termination, also provides for the Company to acquire a 6" pipeline from Fortuna for nominal consideration. The 311 Transportation Agreement provides for construction of a compressor station on Company property. Fortuna has agreed to construct the compressor station for nominal consideration and to reimburse the Company for costs incurred by the Company in connection with the construction and operation of the compressor station. The 6" pipeline and compressor station are necessary for Corning to provide the 311 transportation.

At the end of the term of the 311 Transportation Agreement, Fortuna has the option to purchase and remove the equipment at the compressor station and to repurchase the 6" pipeline for nominal consideration on prior written notice to the Company.

Certain provisions of the 311 Transportation Agreement are subject to regulatory filings with or approvals of applicable federal and state authorities including, among others, the U.S. Federal Energy Regulatory Commission ("FERC') and the New York Public Service Commission ("NYPSC"). In addition, the Company will need NYPSC approval of the amendment of, and transfer to the Company from Fortuna of, certain certificates for the construction and operation of the facilities required for the Company to perform under the 311 Transportation Agreement. The Company anticipates flowing gas and receiving revenue under this agreement in the second quarter of 2010.

The Company and Fortuna are also parties to other agreements relating to the transportation of gas and the construction and maintenance of pipelines, interconnects and related equipment, none of which, in the opinion of the Company, is material.

The Company will request an order from the Securities and Exchange Commission (the "SEC") pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, seeking confidential treatment for selected portions of the 311 Transmission Agreement. Accordingly, if the order is granted by the SEC, when the 311 Transmission Agreement is filed as an exhibit to the Company's Form 10-Q for the quarter ended December 31, 2009, confidential portions will be omitted from this exhibit, and will be filed separately with the SEC.

Item 8.01. Other Events.

The disclosure under Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation By: /s/ Michael I. German Name: Michael I German Title: President and Chief Executive Officer
Dated: January 15, 2010